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                                                                   Exhibit 10.20


                               FINANCING AGREEMENT

                       The CIT Group/Business Credit, Inc.

                                   (as Lender)

                                       And

                              BGF Industries, Inc.

                                  (as Borrower)

                            Dated: February 14, 2003

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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.   DEFINITIONS .....................................................1

SECTION 2.   CONDITIONS PRECEDENT ...........................................13

SECTION 3.   REVOLVING LOANS ................................................18

SECTION 4.   COLLATERAL .....................................................22

SECTION 5.   REPRESENTATIONS, WARRANTIES AND COVENANTS ......................25

SECTION 6.   INTEREST, FEES AND EXPENSES ....................................35

SECTION 7.   POWERS .........................................................41

SECTION 8.   EVENTS OF DEFAULT AND REMEDIES .................................42

SECTION 9.   TERMINATION ....................................................45

SECTION 10.  MISCELLANEOUS ..................................................46

SCHEDULES

Schedule 1 - Collateral Information

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THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at 1211 Avenue of the Americas, New York, New York 10036 (hereinafter "CIT"), is pleased to confirm the terms and conditions under which CIT shall make revolving loans, and other financial accommodations to BGF INDUSTRIES, INC., a Delaware corporation with a principal place of business at 3802 Robert Porcher Way, Greensboro, North Carolina 27410 (herein the "Company").

SECTION 1. Definitions

Accounts shall mean all of the Company's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of the Company's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of the Company's trade names or styles, or through any of the Company's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto ; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Company; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

Administrative Management Fee shall mean the sum of $25,000.00 which shall be paid to CIT in accordance with Section 6, paragraph 6.5 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.

Anniversary Date shall mean June 30, 2003.

Availability shall mean at any time the amount by which: (a) the Borrowing Base exceeds (b) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans.

Availability Reserve shall mean the sum of: (a) (i) three (3) months rental payments or similar charges for any of the Company's leased premises or other Collateral locations for which the Company has not delivered to CIT a landlord's waiver in form and substance reasonably satisfactory to CIT, plus (ii) three (3) months estimated payments plus any other fees or charges owing by the Company to any applicable warehousemen or third party processor (as determined by CIT in its reasonable business judgement) for which the Company has not delivered to CIT a warehouseman's or processor's waiver in form and substance reasonably satisfactory to CIT, provided that any of the

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foregoing amounts shall be adjusted from time to time hereafter upon (x)
delivery to CIT of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; (b) any reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement; (c) a reserve in the amount of $250,000 commencing on February 21, 2003, and increasing automatically by $250,000 on the last Business Day of each week thereafter, and
(d) such other reserves as CIT deems necessary in its reasonable judgment as a result of (x) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition or (y) other issues, circumstances or facts that could otherwise negatively impact the Company, its business, prospects, profits, operations, industry, financial condition or assets.

Borrowing Base shall mean the sum of (a) eighty-five percent (85%) of the Company's aggregate outstanding Eligible Accounts Receivable, provided, that, if the Dilution Percentage exceeds five (5%) percent, the percentage of Eligible Accounts Receivable set forth in this subsection (a) shall be reduced by one (1) percentage point for each percentage point or fraction thereof that the Dilution Percentage exceeds 5%, plus (b) the lesser of (i) fifteen percent (15%) of the aggregate value of the Company's Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis, or (ii) the Inventory Loan Cap, less
(c) any applicable Availability Reserves.

Business Day shall mean any day on which CIT and JPMorgan Chase Bank are open for business.

Capital Expenditures shall mean, for any period, the aggregate expenditures of the Company during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected in the balance sheet of the Company.

Capital Improvements shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Company's business operations.

Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Company.

Chase Bank Rate shall mean the rate of interest per annum announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).

Chase Bank Rate Loans shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CIT.

Collateral shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, pledged stock of the Company's subsidiaries and Other Collateral.

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Collection Days shall mean two (2) Business Days to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Company's Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph 6.1 of Section 6 of this Financing Agreement.

Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Parent, the Company and the consolidated subsidiaries of each, eliminating all inter-company transactions and prepared in accordance with GAAP.

Consolidating Balance Sheet shall mean a Consolidated Balance Sheet plus individual balance sheets for the Parent, the Company and the subsidiaries of each, showing all eliminations of inter-company transactions, including a balance sheet for the Company exclusively, all prepared in accordance with GAAP.

Consolidated Fixed Charges shall mean, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Capital Lease Obligations for such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Company or any of its Subsidiaries, and (d) payments by the Company for all federal, state and local tax obligations of the Company, and any other distributions which may be agreed to in writing by CIT from time to time in CIT's sole discretion.

Copyrights shall mean all present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

Current Assets shall mean those assets of the Company which, in accordance with GAAP, are classified as current.

Current Liabilities shall mean those liabilities of the Company which, in accordance with GAAP, are classified as "current," provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities."

Default shall mean any event specified in Section 8 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and (b) the applicable increment over the Chase Bank Rate (as set forth in paragraph 6.1 hereof) plus the Chase Bank Rate, or the applicable increment over the LIBOR Rate (as set forth in paragraph 6.11 hereof) plus the LIBOR Rate, which CIT shall be entitled to charge the Company on all Obligations due CIT by the Company, as further set forth in Paragraph 8.2 of Section 8 of this Financing Agreement.

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Depository Accounts shall mean the collection accounts, which are subject to
CIT's instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

Dilution Percentage shall mean, as of any time of calculation, the sum of the Company's credits, claims, profit and loss allowances, discounts, write-offs, contras, off-sets and other deductions in respect of Trade Accounts Receivable, divided by the sum of the Company's gross sales, all calculated on a rolling ninety (90) day average, as determined and calculated by CIT from time to time.

Documentation Fee shall mean, subsequent to the Closing Date, CIT's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

Documents of Title shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

Early Termination Date shall mean the date on which the Company terminates this Financing Agreement or the Revolving Line of Credit which date is prior to the Anniversary Date.

Early Termination Fee shall: (a) mean the fee CIT is entitled to charge the Company in the event the Company terminates the Revolving Line of Credit or this Financing Agreement on a date other than the Anniversary Date; and (b) be determined by multiplying the Revolving Line of Credit by one percent (1%). Notwithstanding anything to the contrary contained in this definition of Early Termination Fee, in the event of the termination of this Agreement by the Company prior to the end of the then current term and the full and final repayment of all of the Obligations, the Company shall not be required to pay the early termination fee provided for above if the final payment in full of all of the Obligations is received simultaneously with the refinancing of the Revolving Line of Credit with proceeds of loans made by CIT to the Company pursuant to replacement loan documents satisfactory to CIT in its sole discretion.

EBITDA shall mean, for any period, the sum of net income for such period plus, to the extent deducted in determining net income for such period, the aggregate amount of consolidated interest expense and income tax expense for such period, and all depreciation, amortization, non-cash extraordinary losses and other non-cash charges for such period, minus, to the extent included in determining net income for such period, (i) the aggregate amount of extraordinary or non-recurring income or gain for such period and (ii) any other income that does not arise in the ordinary course of business, and (iii) all cash payments during such period relating to non-cash charges that were added back in determining EBITDA in any prior period, all determined in accordance with GAAP on a consistent basis.

Eligible Accounts Receivable shall mean the gross amount of the Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in

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favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada provided such Accounts do not exceed $200,000 in the aggregate at any one time; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contra accounts; (v) sales to Parent, any subsidiary, or to any company affiliated with the Company or Parent in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT in its reasonable determination or has a credit rating unacceptable to CIT; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xi) sales not payable in United States currency; and (xii) any other reasons deemed necessary by CIT in its reasonable business judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of CIT.

Eligible Inventory shall mean the gross amount of the Company's Inventory consisting of finished goods that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, any (a) raw materials, (b) work-in-process, (c) supplies, (d) Inventory not present in the United States of America, (e) Inventory returned or rejected by the Company's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to the Company's suppliers, (f) Inventory in transit to third parties (other than the Company's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CIT) and CIT shall have a first priority perfected security interest in such Inventory, and (g) less any reserves required by CIT in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

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Equipment shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

Eurocurrency Reserve Requirements for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to CIT and/or any present or future lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by CIT and/or any such lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

Event(s) of Default shall have the meaning provided for in Section 8 of this Financing Agreement.

Executive Officers shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of the Company.

Fiscal Quarter shall mean, with respect to the Company, each three (3) month period ending on March 31, June 30, September 30, and December 31 of each Fiscal Year.

Fiscal Year shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

Fixed Charge Coverage Ratio shall mean, for any period, the ratio of (i) EBITDA less non-financed Capital Expenditures to (ii) Consolidated Fixed Charges.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Company modifies its accounting principles and procedures as applied as of the Closing Date, the Company shall provide such statements of reconciliation as shall be in form and substance acceptable to CIT.

General Intangibles shall mean all present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or

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sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights,
(d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between the Company and any licensee of any of the Company's General Intangibles.

Guaranties shall mean the guaranty documents executed and delivered by the Guarantors guaranteeing the Obligations.

Guarantors shall mean (i) the Parent, and (ii) BGF Services, Inc.

Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

Indenture Trustee shall mean The Bank of New York, as Trustee under the 2009 Indenture, together with its successors and assigns.

Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

Interest Period shall mean:

     (a) with respect to any initial request by the Company for a LIBOR Loan, a one month, two month or three month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two or three months thereafter, as applicable; and

     (b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of the Company, any one month, two month or three month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as applicable;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

     (i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

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     (ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

     (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) Chase Manhattan Bank quotes an applicable rate or CIT determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by Chase Manhattan Bank or CIT will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Company shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

Inventory shall mean all of the Company's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

Inventory Loan Cap shall mean the amount of $2,000,000.

Investment Property shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at CIT's election (i) the rate set forth in the New York edition of The Wall Street Journal under the "Money Rates" section for "London Interbank Offered Rates",
(ii) the applicable LIBOR quoted to CIT by JPMorgan Chase Bank (or any successor thereof), or (iii) the rate of interest determined by CIT at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate Page (or any successor thereof) 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by CIT) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

LIBOR Lending Office with respect to CIT, shall mean the office of JPMorgan Chase Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017.

LIBOR Loan shall mean any loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by CIT, and (ii) no LIBOR Loan shall

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be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Early Termination Date.

Line of Credit Fee shall: (a) mean the fee due CIT at the end of each month for the Revolving Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit, and (ii) the sum, for said month, of the average daily balance of Revolving Loans for said month, by three-eighths of one percent (.375%) per annum for the number of days in said month or, in the case of February, 2003, the number of days in said month from and after the Closing Date.

Loan Documents shall mean this Financing Agreement, the mortgages and/or deeds of trust, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

Loan Facility Fee shall mean the fee payable to CIT in accordance with, and pursuant to, the provisions of Paragraph 6.4 of Section 6 of this Financing Agreement.

Obligations shall mean all loans, advances and extensions of credit made or to be made by CIT to the Company or to others for the Company's account (including, without limitation, all Revolving Loans); any and all indebtedness and obligations which may at any time be owing by the Company to CIT howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Company's Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CIT by the Company under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Company and CIT; indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of the Company's operations, premises or waste disposal practices or sites in accordance with paragraph 5.7 hereof; the Company's liability to CIT as maker or endorser of any promissory note or other instrument for the payment of money; the Company's liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for the Company's account, including any Letter of Credit Guaranty or other accommodation extended by CIT with respect to applications for Letters of Credit, CIT's acceptance of drafts or CIT's endorsement of notes or other instruments for the Company's account and benefit. The Obligations are hereby designated as "Designated Senior Indebtedness" for the purpose of, and as such quoted term is defined in, the 2009 Indenture.

Operating Leases shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

Other Collateral shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds

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of Collateral are or may be deposited; all other deposit accounts and all
Investment Property; all cash and other monies and property in the possession or control of CIT; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

Out-of-Pocket Expenses shall mean all of CIT's present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and "insufficient funds" of deposited checks, travel, lodging and similar expenses of CIT's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 8.3 of Section 8 of this Financing Agreement, and title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate.

Overadvance Rate shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 6, Paragraph 6.1(a) of this Financing Agreement.

Overadvances shall mean the amount by which (a) the sum of all outstanding Revolving Loans and advances made hereunder exceed (b) the Borrowing Base.

Parent shall mean Glass Holdings Corp., and its successor and assigns.

Patents shall mean all of the Company's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Company, and all income, royalties, cash and non-cash proceeds thereof.

Permitted Encumbrances shall mean: (a) liens existing on the date hereof on specific items of Equipment and other liens from time to time expressly permitted, or consented to in writing by CIT; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Company in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of the Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by the Company of its business or property so encumbered and (B) in the reasonable business judgment of CIT do not materially and adversely affect the value of such Real Estate; and (g) liens granted CIT by the Company; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $100,000.00 (other than liens bonded or insured to the reasonable satisfaction of CIT); and (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings, and which liens are not
(x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of CIT or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 5.6 hereof or (aa) liens on the Real Estate commonly known as 3802 Robert Porcher Way, Greensboro, North Carolina and fixtures located at such premises, arising under the Agreement of Lease dated as of November 26, 2002 between Davidson Industrial Properties, LLC and the Borrower.

Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under the this Financing Agreement; (e) deferred Taxes and other expenses incurred in the ordinary course of business; and (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed on the attached Exhibit A.

Proposal Letter shall mean the Proposal Letter, dated January 24, 2003 (Revised January 28, 2003), issued by CIT to, and accepted by, the Company.

Purchase Money Liens shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to CIT, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $2,000,000.00 in any Fiscal Year.

Real Estate shall mean the Company's fee and/or leasehold interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CIT or its designee.

Revolving Line of Credit shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement, in the aggregate amount of Ten Million ($10,000,000) Dollars.

Revolving Loan Account shall mean the account on CIT's books, in the Company's name, in which the Company will be charged with all Obligations under this Financing Agreement.

Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Company by CIT pursuant to Section 3 of this Financing Agreement.

Subordinated Debt shall mean the debt due on account of the 2009 Notes, so long as:

     (i) the aggregate principal amount of such Indebtedness shall not exceed $100,000,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the 2009 Notes as in effect on the date hereof,

     (ii) Company and any Guarantor shall not, directly or indirectly, make any payments in respect of such Indebtedness; except that, the Company may make regularly scheduled payments or mandatory payments of interest in respect of the 2009 Notes in accordance with the terms of the 2009 Notes and/or 2009 Indenture as in effect on the date hereof, including without limitation, Section 10 of the 2009 Indenture, and the terms of this Financing Agreement and the other Loan Documents,

     (iii) the Obligations of the Company under this Financing Agreement shall at all times constitute "Designated Senior Indebtedness" (as such term is defined in the 2009 Indenture),

     (iv) the Company shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the 2009 Notes, the 2009 Indenture or any related agreements, documents or instruments, except that the Company may, after prior written notice to CIT, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

     (v) The Company shall furnish to CIT all notices or demands in connection with such Indebtedness received by Borrower or on its behalf, promptly after receipt thereof or sent by Borrower or on its behalf concurrently with the sending thereof;

Taxes shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Company with respect to its business, operations, Collateral or otherwise.

Total Assets shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Company.

Total Liabilities shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Company.

Trade Accounts Receivable shall mean that portion of the Company's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Company's business.

Trademarks shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

2009 Indenture shall mean the Indenture, dated as of January 21, 1999, by and between the Company and the Indenture Trustee, in the aggregate principal amount of $100,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

2009 Notes shall mean the Company's 10-1/4% Senior Subordinated Notes due 2009 issued pursuant to the 2009 Indenture.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of New York.

Working Capital shall mean Current Assets in excess of Current Liabilities.

Working Day shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

All other terms that are used but not otherwise defined herein shall, if the context so indicates, have the meanings, if any, ascribed to such terms in the UCC.

2    Conditions Precedent

     2.1 Conditions to Closing

     The obligation of CIT to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver of in writing, on or prior to, the Closing Date, the following conditions precedent:

     (a) Lien Searches - CIT shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CIT for the Company and all Guarantors, for all locations presently occupied or used by the Company or Guarantors.

     (b) Casualty Insurance - The Company shall have delivered to CIT evidence satisfactory to CIT that casualty and liability insurance policies listing CIT as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 5.5 of Section 5 of this Financing Agreement.

     (c) UCC Filings - Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CIT a perfected lien on the Collateral. CIT shall have received acknowledgment copies of all such filings (or, in lieu thereof, CIT shall have received other evidence satisfactory to CIT that all such filings have been made) and CIT shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

     (d) Board Resolution - CIT shall have received a copy of the resolutions of the Board of Directors of each of the Company and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties, and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company and the Guarantors (as the case may be) as to the incumbency and signature of the officers of the Company and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (e) Corporate Organization - CIT shall have received (i) a copy of the Certificate of Incorporation of the Company and the Guarantors certified by the Secretary of State of the state of its incorporation, and (ii) a copy of the By-Laws of the Company and each Guarantor certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof.

     (f) Officer's Certificate - CIT shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred

     (g) Opinions - Counsel for the Company and the Guarantors shall have delivered to CIT opinions satisfactory to CIT opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the UCC, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with CIT: (x) this Financing Agreement, the Guaranties and all other Loan Documents of the Company and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the Certificate of Incorporation or By-laws of the Company or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other material contract to which the Company or the Guarantors are signatories or by which the Company or the Guarantors or their assets are bound. In addition, counsel to the Company shall have delivered an opinion satisfactory to CIT that this Financing Agreement and the other Loan Documents constitute the "Senior Credit Facility" and that the Obligations constitute "Designated Senior Indebtedness," each under and as defined in the 2009 Indenture.

     (h) Absence of Default - No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Company, the Guarantors or the Company's subsidiaries.

     (i) Legal Restraints/Litigation - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company, Parent or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Company or the Guarantors or their assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company and/or the Guarantors.

     (j) Guaranties - The Guarantors shall have executed and delivered to CIT guaranties, in form acceptable to CIT, guaranteeing all present and future Obligations of the Company.

     (k) Cash Budget Projections - CIT shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by the Company on the form provided by CIT.

     (l) Pledge Agreement - Parent and/or the Company, as the case may be, shall
(i) execute and deliver to CIT a pledge and security agreement pledging to CIT as additional collateral for the Obligations of the Company not less than 100% of the issued and outstanding stock of the Company and not less than 100% of the stock of all subsidiaries of the Company and, (ii) deliver to CIT the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to CIT.

     (m) Assignment of Tax Refund - Parent and the Company shall have executed and delivered to CIT an Assignment Agreement assigning to CIT as additional collateral for the Obligations, all tax refunds due the Company, whether received by Parent, Company or any other person.

     (n) Additional Documents - The Company shall have executed and delivered to CIT all Loan Documents necessary to consummate the lending arrangement contemplated between the Company and CIT and all other documents, agreements, instruments and certificates as CIT may request.

     (o) Disbursement Authorization - The Company shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CIT.

     (p) Examination & Verification - CIT shall have completed, to its satisfaction, an examination and verification of the Accounts, Inventory, financial statements, books and records of the Company which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing and after giving effect to payment by the Company of the interest payment in the amount of approximately $5,133,000 initially due on January 15, 2003 on account of the 2009 Notes, the Company shall have an opening additional Availability of at least $1,500,000, as evidenced by a Borrowing Base certificate delivered by the Company to CIT as of the Closing Date, all as more fully required by the CIT Proposal Letter. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Company's business and consistent with its past practice.

     (q) Financial Reports - The Company shall have delivered to CIT the Company's monthly internal financial statements certified by an authorized financial or accounting officer of the Company, including a Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Company and all subsidiaries of each, for the period from October 1, 2002 through and including December 31, 2002, together with a third party review, by BDO Seidman or other third party satisfactory to CIT in its sole discretion, of the Company's operating performance and financial results for the period July1, 2002 through and including December 31, 2002, the Company's non-recurring charges in the Fiscal Year ended December 31, 2002 and the Company's forecast for the Fiscal Year ending December 31, 2003, with the results of such review satisfactory in form and substance to CIT in its sole discretion.

     (r) Depository Accounts - The Company shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to CIT in all respects. Such accounts shall be subject to three party agreements (between the Company, CIT and the depository bank), which shall be in form and substance satisfactory to CIT.

     (s) Existing Revolving Credit Agreement - The Company's existing credit agreement with Wachovia Bank, National Association (formerly First Union National Bank, as agent (the "Existing Lender") dated as of September 30, 1998, as amended shall be: (i) terminated; (ii) all loans and obligations of the Company and/or the Guarantors thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans to be made under this Financing Agreement; and (iii) all liens or security interests in favor of the Existing Lender on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

     (t) Mortgages/Deeds of Trust - The Company shall have executed and delivered to CIT, an agent of CIT or to a title insurance company acceptable to CIT, such mortgages and/or deeds of trust as CIT may reasonably require to obtain first liens on the Real Estate.

     (u) Real Property Report - CIT shall have received all existing reports with respect to the Company's Real Estate, including, without limitation (i) appraisals and (ii) environmental audit reports on (A) all of the Company's leasehold and fee interests, and (B) the Company's waste disposal practices. The reports must (x) be satisfactory to CIT and (y) not disclose or indicate any material liability (actual or potential) stemming from the Company's premises, its operations, its waste disposal practices or waste disposal sites used by Company.

     (v) Title Insurance Policies - CIT shall have received, in respect of each mortgage or deed of trust, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory to CIT; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to CIT; (iii) name CIT as the insured thereunder; and (iv) contain such endorsements and effective coverage as CIT may reasonably request, including, without limitation, the revolving line of credit endorsement. CIT shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

     (w) Surveys - CIT and the title insurance company issuing each policy referred to in the immediately preceding paragraph (each, a "Title Insurance Company") shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to CIT and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to CIT and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall
(x) be certified to CIT and the Title Insurance Company and (y) contain a legend reciting as to whether or not the site is located in a flood zone.

     (x) Schedules The Company or its counsel shall have delivered to CIT schedules of: (a) any of the Company's, the Guarantors' and the Company's subsidiaries (i) Trademarks, (ii) Patents, and (iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, and (d) Permitted Indebtedness and Permitted Encumbrances, all of the foregoing in form and substance satisfactory to CIT.

     (y) CIT Proposal Letter - The Company shall have fully complied, to the reasonable satisfaction of CIT, with all of the terms and conditions of the CIT Proposal Letter.

     (z) Cash on Hand - The Company shall have delivered to CIT evidence satisfactory to CIT that the Company's cash balances as of the Closing Date are not less than $4 million.

     (aa) Backround Checks - CIT shall have received satisfactory backround checks concerning such of the Company's Executive Officers and other employees or affiliates as CIT may determine.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above conditions precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Company and CIT shall otherwise agree in writing.

     2.2 Conditions to Each Extension of Credit

     Except to the extent expressly set forth in this Financing Agreement, the agreement of CIT to make any extension of credit requested to be made by it to the Company on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

     (a) Representations and Warranties - Each of the representations and warranties made by the Company in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representation or warranty is expressly stated to relate to a specific earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

     (b) No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

     (c) Borrowing Base - Except as may be otherwise agreed to from time to time by CIT and the Company in writing, after giving effect to the extension of credit requested to be made by the Company on such date, the aggregate outstanding balance of the Revolving Loans owing by the Company will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the Borrowing Base.

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Company and CIT shall otherwise agree herein or in a separate writing.

SECTION 3.   Revolving Loans

     3.1 CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time (but subject to CIT's right to make "Overadvances"), to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such requests for loans and advances shall be in amounts not to exceed the lesser of (a) the Availability or (b) the Revolving Line of Credit. All requests for loans and advances must be received by an officer of CIT no later than (i) 1:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required or (ii) three Business Days prior to any requested LIBOR Loan. Should CIT for any reason honor requests for Overadvances, any such Overadvances shall be made in CIT's sole discretion and subject to any additional terms CIT deems necessary.

     3.2 In furtherance of the continuing assignment and security interest in the Company's Accounts and Inventory, the Company will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as CIT may reasonably request, including, without limitation,

     (a)  daily schedules of Accounts,

     (b)  weekly schedules of Inventory,

     (c) weekly schedules of Accounts not constituting Eligible Accounts Receivable,

     (d)  weekly schedules of Inventory not constituting Eligible Inventory

     (e)  monthly aging of Accounts,

     (f)  monthly reports of all Inventory, and

     (g)  monthly reports of accounts payable.

All such Schedules, reports and other information shall be in form and substance satisfactory to CIT, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon CIT's request, the Company shall provide CIT with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require. Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CIT to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

3.3 The Company hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the Company in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Company; and the customers of the Company have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Company has complied with the notification requirements of Paragraph 3.5 of this Section 3. The Company confirms to CIT that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by the Company when due, subject to Paragraph 5.6 of Section 5 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts. The Company hereby further represents and warrants that it shall not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of the Company, except as it may otherwise report in writing to CIT pursuant to Paragraph 3.5 hereof from time to time. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a material adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts and Inventory as CIT may reasonably require and agrees that the books and records of the Company will reflect CIT's security interest in the Accounts and Inventory. All of the books and records of the Company will be available to CIT at normal business hours, including any records handled or maintained for the Company by any other company or entity.

     3.4 (a) Until CIT has advised the Company to the contrary after the occurrence of an Event of Default, the Company, at its expense, will enforce, collect and receive all amounts owing on the Accounts in the ordinary course of its business and any proceeds it so receives shall be subject to the terms hereof, and held on behalf of and in trust for CIT. Such privilege shall terminate at the election of CIT, upon the occurrence of an Event of Default. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by the Company with respect to any Collateral, including Accounts, shall be held by the Company in trust for CIT, and promptly turned over to CIT with proper assignments or endorsements by deposit to the Depository Accounts. The Company shall: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain the Company's initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of CIT's security interest in such funds. The Company shall provide CIT with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. Subject to Collection Days, all amounts received by CIT in payment of the Obligations will be credited to the Revolving Loan Account when CIT is advised by its bank of its receipt of "collected funds" at CIT's bank account in New York, New York on the Business Day of such advice if advised no later than 1:00 p.m. New York time or on the next succeeding Business Day if so advised after 1:00 PM New York time. No checks, drafts or other instrument received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

     (b) The Company shall establish and maintain, in its name and at its expense, deposit accounts with such banks as are acceptable to CIT (the "Blocked Accounts") into which the Company shall promptly cause to be deposited: (i) all proceeds of Collateral received by the Company, including all amounts payable to the Company from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts (which do not include accounts used solely to fund the Company's payroll expenses) used by the Company at each of its locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance reasonably satisfactory to CIT (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of CIT, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as CIT may from time to time designate for such purpose. The Company hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of CIT.

     3.5 The Company agrees to notify CIT: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of its Inventory, in its weekly and monthly collateral reports (as applicable) provided to CIT hereunder, in such detail and format as CIT may reasonably require from time to time; and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Company agrees to issue credit memoranda promptly (with duplicates to CIT upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by CIT) and on notice from CIT, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with CIT's name (as secured party) and held by the Company for CIT's account.

     3.6 CIT shall maintain a Revolving Loan Account on its books in which the Company will be charged with all loans and advances made by CIT to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees actually incurred by CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by the Company. The Company will be credited with all amounts received by CIT from the Company or from others for the Company's account, including, as above set forth, all amounts received by CIT in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CIT's right to demand payment of any Obligation. Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

     3.7 After the end of each month, CIT shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

     3.8 In the event that any requested advance exceeds Availability or that
(a) the outstanding balance of Revolving Loans exceeds (b)(x) the Borrowing Base or (y) the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to CIT immediately upon CIT's demand therefor.

SECTION 4.   Collateral

     4.1 As security for the prompt payment in full of all Obligations, the Company hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of its:

     (a)  Accounts;

     (b)  Inventory;

     (c)  General Intangibles;

     (d)  Documents of Title;

     (e)  Other Collateral;

     (f)  Equipment; and

     (g)  Real Estate.

     4.2 The security interests granted hereunder shall extend and attach to:

     (a) All Collateral which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner, finance lessee or conditional vendee;

     (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

     (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CIT or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

     4.3 The Company agrees to safeguard, protect and hold all Inventory for CIT's account and make no disposition thereof except in the ordinary course of its business of the Company, as herein provided. The Company represents and warrants that Inventory will be sold and shipped by the Company to its customers only in the ordinary course of the Company's business, and then only on open account and on terms currently being extended by the Company to its customers, provided that, absent the prior written consent of CIT, the Company shall not sell Inventory on a consignment basis, provided that the Company may consign Inventory with a cost not exceeding $2,500,000 at any time, nor retain any lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Company hereby agrees to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT pending delivery to CIT. Irrespective of CIT's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, the Company hereby irrevocably grants CIT a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 8.3 of
Section 8 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by CIT.

     4.4 The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to CIT's security interest. Absent CIT's prior written consent, any sale, exchange or other disposition of any Equipment shall be made by the Company in the ordinary course of business and as set forth herein. The Company may, in the ordinary course of its business, sell, exchange or otherwise dispose of obsolete or surplus Equipment provided, however, that: (a) the then value of the Equipment so disposed of in any Fiscal Year does not exceed $100,000 in the aggregate; and
(b) the proceeds of any such sales or dispositions shall be held in trust by the Company for CIT and shall be immediately delivered to CIT by deposit to the Depository Account, except that the Company may retain and use such proceeds to purchase forthwith replacement Equipment which the Company determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold; provided, however, that the aforesaid right shall automatically cease upon the occurrence of a Default or an

Event of Default which is not waived in writing by CIT. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     4.5 The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to CIT of all outstanding and unpaid Obligations which are not contingent and the termination of this Financing Agreement. Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     4.6 Notwithstanding CIT's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT's rights hereunder.

     4.7 Any balances to the credit of the Company and any other property or assets of the Company in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest CIT may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CIT may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

     4.8 The Company possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and the Company shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. The Company shall deliver to CIT, and/or shall cause the appropriate party to deliver to CIT, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Company and its subsidiaries as CIT shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Company shall provide timely notice to CIT of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Company shall execute such documentation as CIT may reasonably require to obtain and perfect its lien thereon. The Company hereby confirms that it shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to CIT in accordance with the applicable terms of the Pledge and Security Agreement dated as the Closing Date by the Company in favor of CIT and prior to such delivery, shall hold any such stock in trust for CIT. The Company hereby irrevocably grants to CIT a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default (which is not otherwise waived in writing by CIT), of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of CIT's lien and perfection in any General Intangibles.

     4.9 This Financing Agreement and the obligation of the Company to perform all of its covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) on the Real Estate.

     4.10 The Company shall give to CIT from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as CIT shall require to obtain a valid first lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to CIT.

     4.11 The Company agrees that all chattel paper created by the Company will be marked: "This chattel paper has been assigned to The CIT Group/Business Credit, Inc. Further assignment of this chattel paper violates the rights of The CIT Group/ Business Credit, Inc.

SECTION 5. Representations, Warranties and Covenants

     5.1 The Company hereby warrants, represents and covenants that: (a) the Company is generally able to pay its debts as they become due and payable; and
(b) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that: (i) Schedule 1 hereto correctly and completely sets forth the Company's (A) chief executive office, (B) Collateral locations, (C) tradenames, and (D) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office at the locations set forth in Schedule 1, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (iii) except for the Permitted Encumbrances, the Company is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) the Company will, at its expense, forever warrant and, at CIT's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) the Company will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Company; and (vi) the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company except as otherwise permitted in this Financing Agreement.

     5.2 (a) The Company agrees to, and cause its Subsidiaries to, maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require. The Company shall permit, and cause each of its Subsidiaries to permit, the agents and representatives of CIT, at any time and from time to time during normal business hours, at the expense of the Company, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties and assets, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by CIT based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, the Company hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of CIT in accordance with this Paragraph 5.2).

     (b) The Company agrees to afford CIT thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to CIT and with respect to which CIT has fully perfected its liens thereon. The Company is also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

     5.3 The Company agrees to: (a) execute and deliver to CIT, from time to time, solely for CIT's convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, designating, identifying or describing the Collateral; and (b) provide CIT, on request, with an appraisal of the Inventory which appraisal shall be at the Company's expense and otherwise acceptable to CIT, provided, that, in CIT's sole discretion, CIT may conduct or arrange for appraisals of the Inventory, and other assets, at the Company's expense and otherwise acceptable to CIT. The Company's failure, however, to promptly give CIT such statements, or schedules shall not affect, diminish, modify or otherwise limit CIT's security interests in the Collateral.

     5.4 The Company agrees to comply with the requirements of all state and federal laws in order to grant to CIT valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CIT is hereby authorized by the Company to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. The Company hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT. The Company agrees to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CIT's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT's possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement, including but not limited to obtaining control agreements with respect to deposit accounts and/or Investment Property.

     5.5(a) The Company agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, to be made payable to CIT, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CIT may require to fully protect CIT's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CIT, premium prepaid, with the loss payable endorsement in CIT's favor, and shall provide for not less than thirty (30) days prior written notice to CIT of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, CIT may arrange for such insurance, but at the Company's expense and without any responsibility on CIT's part for: (i) obtaining the insurance;
(ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by CIT, CIT shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, have the sole right, in the name of CIT or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (b)(i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall reduce the Company's Revolving Loan. Upon the occurrence of a Default or Event of Default (not otherwise waived in writing by CIT), Insurance Proceeds may be applied to the Obligations in such order as CIT may elect;

     (ii) In the event any part of the Company's Real Estate or Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, CIT shall promptly apply such Insurance Proceeds to reduce the Company's outstanding balance in the Revolving Loan Account. Upon the occurrence of a Default or Event of Default (not otherwise waived in writing by CIT), Insurance Proceeds may be applied to the Obligations in such order as CIT may elect;

     (iii) As long as an Event of Default has not occurred (or which has not been waived in writing), the Company has sufficient business interruption insurance to replace the lost profits of any of the Company's facilities, and the Insurance Proceeds are in excess of $100,000.00, the Company may elect (by delivering written notice to CIT) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Company does not, or cannot, elect to use the Insurance Proceeds as set forth above, CIT may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as CIT may reasonably elect; and

     (iv) If the Company elects to use the Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default, (x) Insurance Proceeds for any such loss are in excess of $100,000.00 on Equipment and/or Real Estate will be applied to the reduction of the Revolving Loans and (y) CIT may set up an Availability Reserve in an amount equal to said Insurance Proceeds. The Availability Reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and/or the Real Estate and disbursements in connection therewith. Prior to the commencement of any material restoration, repair or replacement of Real Estate, the Company shall provide CIT with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds to cover the cost of restoration as so determined, the Company shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Company (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

     (c) In the event the Company fails to provide CIT with timely evidence, acceptable to CIT, of its maintenance of insurance coverage required pursuant to paragraph 5.5(a) above, CIT may purchase, at the Company's expense, insurance to protect CIT's interests in the Collateral. The insurance acquired by CIT may, but need not, protect the Company's interest in the Collateral, and therefore such insurance may not pay claims which the Company may have with respect to the Collateral or pay any claim which may be made against the Company in connection with the Collateral. In the event CIT purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Company shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in paragraph
6.1 of Section 6 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. CIT may charge all of such premiums, fees, costs, interest and other charges to the Company's Revolving Loan Account. The Company hereby acknowledges that the costs of the premiums of any insurance acquired by CIT may exceed the costs of insurance which the Company may be able to purchase on its own. In the event that CIT purchases such insurance, CIT will notify the Company of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days of the date of such notice, the Company provides CIT with proof that the Company had the insurance coverage required pursuant to paragraph 5.5(a) above (in form and substance satisfactory to CIT) as of the date on which CIT purchased insurance and the Company continued at all times to have such insurance, then CIT agrees to cancel the insurance purchased by CIT and credit the Company's Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by CIT, including with any amounts previously charged to the Revolving Loan Account.

     5.6 The Company agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Company or the Collateral unless such Taxes are being diligently contested in good faith by the Company by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in CIT's opinion might create a valid obligation having priority over the rights granted to CIT herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Company shall immediately pay such tax and remove the lien of record. If the Company fails to do so promptly, then at CIT's election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Company's behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

     5.7 The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Company, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT's reasonable opinion, materially and adversely effect CIT's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company; and (c) shall not be deemed to have breached any provision of this Paragraph 5.7 if (i) the failure to comply with the requirements of this Paragraph 5.7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach, and
(iii) such failure is cured within (30) days following the Company's receipt of notice of such failure, or if such cannot in good faith be cured within thirty
(30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

     5.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, and in addition to all information and reports required to be delivered to CIT pursuant to Section 3.2 or otherwise under this Agreement, the Company agrees that, unless CIT shall have otherwise consented in writing, the Company will furnish to CIT: (a) within ninety (90) days after the end of each Fiscal Year of the Company, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Company and all subsidiaries of each for such year, each on a consolidated and consolidating basis, audited by independent public accountants selected by the Company and satisfactory to CIT; (b) within forty-five (45) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of Parent, the Company and all subsidiaries of each the Company and its consolidated subsidiaries, certified by an authorized financial or accounting officer of the Company; (c) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, each on a consolidated and consolidating basis, and certified by an authorized financial or accounting officer of the Company; and (d) from time to time, such further information regarding the business affairs and financial condition of the Parent, the Company and/or any subsidiaries thereof as CIT may reasonably request, including, without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to CIT. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Chief Financial Officer, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) in all material respects the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Company has not received any notice of cancellation with respect to its property insurance policies; (C) the Company has not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement. The Company and each Guarantor shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which the Company or any Guarantor sends to its stockholders generally and copies of all reports and registration statements which the Company or any Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc. or files with or sends to the Indenture Trustee or to any holder of 2009 Notes. The Company and each Guarantor shall promptly after receipt thereof furnish or cause to be furnished to Lender copies of all reports which the Company, the Parent or any of their affiliates have received from any Financial Advisor, certified as to such report's accuracy by an authorized financial or accounting officer of the Company,

     5.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, the Company agrees that, without the prior written consent of CIT, except as otherwise herein provided, the Company will not:

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     (a)  Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Company's Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

     (b) Incur or create any Indebtedness other than the Permitted Indebtedness or make any payments of principal or interest on account of the 2009 Notes, the 2009 Indenture and other Indebtedness not arising in the ordinary course of the Company's business, provided that nothing contained in this Section 5.9(b) shall limit or affect the Company's ability to pay the interest payment initially due on January 15, 2003 in the amount of approximately $5,133,000 on account of the 2009 Notes and pursuant to the 2009 Indenture, subject to the other terms and conditions contained in this Financing Agreement;

     (c) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of the Company's assets, which do not constitute Collateral;

     (d) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company, except that the Company may change its corporate name or address; provided that: (i) the Company shall give CIT thirty (30) days prior written notice thereof and (ii) the Company shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by CIT to confirm the continuation and preservation of all security interests and liens granted to CIT hereunder;

     (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (f) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Company may declare and pay dividends or distributions on its capital stock in an amount sufficient to enable the Company to pay income or franchise Taxes of the Company due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Company are included;

     (g) Except as expressly provided in the Tax Allocation Agreement, dated October 26, 2000, by and among Borrower, Parent, BGF Services, Inc. and AGY Holdings, Inc.

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

          as in effect on the date hereof, make any advance or loan to, or any investment in, any firm, entity, person or corporation other than a Guarantor, or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation;

     (h) Pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with the Company, or pay any bonus or other cash compensation other than salary to any officer of the Company, except that so long as no Default or Event of Default then exists or has occurred and is continuing or would occur immediately after giving effect thereto, and so long as (i) for the thirty (30) days immediately preceding the date of payment, after giving pro forma effect to such payment, the Company has average daily Availability of not less than $1,500,000, (ii) immediately after giving effect thereto, the Company has Availability in an amount equal to or exceeding $1,500,000, and (iii) the Company has delivered to CIT projections reasonably satisfactory in form and substance to CIT, projecting average daily Availability of not less than $1,500,000 for the thirty (30) days immediately following the date of payment (with each test of Availability on a pro forma basis, with trade payables being paid currently and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales), the Company may make payments of bonuses or other cash compensation other than salary to officers of the Company, provided that nothing contained in this Section 5.9(h) shall limit or affect the Company's ability to accrue or record (but not pay) expenses related to any bonus to any officer of the Company, and provided further that nothing contained in this Section 5.9(h) shall limit or affect the Company's payment and other obligations under the Consulting Agreement dated December 20, 2002, by and between Realization Services, Inc. and the Company.

     5.10 (a) Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company shall maintain at all times a Fixed Charge Coverage Ratio of not less than 1.0:1.0 as of the end of each month, on a cumulative monthly basis from January 1, 2003,

     (b)  Without the prior written consent of CIT, the Company will not:

               (i) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Company during any Fiscal Year would exceed $715,000;

               (ii) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) in the aggregate amount in excess of $2,000,000 in any Fiscal Year.

     5.11 The Company agrees to advise CIT in writing of: (a) all expenditures (actual or anticipated) in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for (i)

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

environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on the Company's Working Capital; and
(b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide CIT with copies of all such notices if so required.

     5.12 The Company hereby agrees to indemnify and hold harmless CIT and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by CIT pursuant to any indemnity provided by CIT with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, any Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith, and
(b) any and all claims or expenses asserted against CIT as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and use of the Real Estate, which CIT may sustain or incur (other than solely as a result of the physical actions of CIT on the Company's premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. The Company hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. CIT may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

     5.13 Without the prior written consent of CIT, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property or payment on account of the Intercompany Note dated August 14, 2002 in the original amount of $5,000,000 by the Company in favor of Parent, with the Parent or any subsidiary or affiliate of either the Company or Parent, provided that, except as otherwise set forth in this Financing Agreement and so long as no Default or Event of Default then exists or will occur hereunder after giving effect to any such transaction, the Company may enter into sale and service transactions with the Parent or any subsidiary or affiliate of either the Company or Parent in the ordinary course of its business and pursuant to the reasonable requirements of the Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to the Company than the Company could obtain in a comparable arms length transaction with an unrelated third party. Notwithstanding anything to the contrary contained in this Section 5.13, so long as no Default or Event of Default then exists or will occur hereunder after giving effect to any such payment, the Company may use proceeds of any

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

refund of federal income taxes received by the Company to repay part or all of such Intercompany Note dated August 14, 2002 in the original amount of $5,000,000 by the Company in favor of Parent.

     5.14 Advisors. The Company covenants and agrees that it will at all times retain Realization Services, Inc. or other financial advisor or consultant satisfactory to Lender (the "Financial Advisor") and shall promptly advise Lender of such retention. Any Financial Advisor shall, among other things and without limitation, prepare monthly financial reports including statements of income/loss and cash flow, balance sheets, reconciliations of Accounts, and reconciliations of accounts payable. Borrower shall fully cooperate with any Financial Advisor and hereby authorizes and directs all Financial Advisors to provide such reports, and such other reports and information as CIT may request from time to time with respect to the Company and Guarantors and their financial condition, business, assets, liabilities and prospects. In addition to, and not in limitation of, the foregoing, the Company authorizes and directs all Financial Advisors to promptly notify CIT of the existence of any Defaults and Events of Default. All fees and expenses of any Financial Advisors shall be solely the responsibility of the Company and in no event shall CIT have any liability or responsibility for the payment of any such fees or expenses, nor shall CIT have any obligation or liability to the Company or any other person by reason of any acts or omissions of any Financial Advisors. The Financial Advisor shall have a financial or accounting professional at the Company's chief executive office on substantially all Business Days.

     5.15 2009 Note Payment Subordination. The Company shall not pay the principal of, premium, if any, or interest on the 2009 Notes or make any deposit pursuant to the 2009 Indenture and may not repurchase, redeem or otherwise retire any 2009 Notes (collectively, "pay the 2009 Notes") (other than "Permitted Junior Securities" and payments and other distributions made from any defeasance trust created pursuant to Section 8.1 of the 2009 Indenture) if (i) any of the Obligations are not paid when due or (ii) any other Default or Event of Default exists or has occurred and is continuing and the maturity of the Obligations is accelerated in accordance with the terms of this Agreement unless, in either case, (x) the Default or Event of Default has been cured or waived in writing by CIT and any such acceleration has been rescinded or (y) the Obligations have been fully and finally paid; provided, that, the Company may pay the 2009 Notes without regard to the foregoing if the Company and the Indenture Trustee receive written notice from CIT consenting to such payment. During the continuance of any Default or Event of Default (other than a Default or Event of Default described in clause (i) or (ii) of the immediately preceding sentence) pursuant to which the maturity of the Obligations may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the 2009 Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Indenture Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such Default or Event of Default from CIT specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Indenture Trustee and the Company from CIT, (ii) because CIT has notified the Indenture Trustee that the Default or Event of Default giving rise to such Blockage Notice is no longer continuing or
(iii) because the Obligations have been fully and finally repaid in cash or

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

other immediately available funds). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 5.15), unless the Obligations are then accelerated, the Company may resume payments on the 2009 Notes after the end of such Payment Blockage Period. The 2009 Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of Defaults or Events of Default during such period. For purposes of this Section 5.15, no Default or Event of Default which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by CIT, whether or not within a period of 360 consecutive days, unless such Default or Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.

               If a distribution is made to any 2009 Noteholders that is prohibited under this Financing Agreement or the 2009 Indenture, the Company shall take all necessary actions to ensure that the 2009 Noteholders who receive the distribution shall hold it in trust for CIT and promptly pay it over to CIT.

               No right of CIT to enforce the subordination of the indebtedness evidenced by the 2009 Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with the 2009 Indenture.

     5.16 2009 Indenture. The Company hereby acknowledges, confirms and agrees that (i) CIT is a "Representative", for the "Senior Credit Facility", each as defined in the 2009 Indenture and (ii) this Agreement and the other Loan Documents are, and are hereby designated, the "Senior Credit Facility", as defined in the 2009 Indenture, and (iii) the Obligations constitute "Permitted Indebtedness", as defined in the 2009 Indenture, and (iv) the Obligations constitute, and are hereby designated, "Designated Senior Indebtedness", as defined in the 2009 Indenture.

SECTION 6. Interest, Fees and Expenses

     6.1 (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month. Interest on Chase Bank Rate Loans shall be an amount equal to the Chase Bank Rate plus one and one-half percent (1 1/2%) per annum on the average of the net balances owing by the Company to CIT in the Revolving Loan Account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the date of such change, so as to remain one and one-half percent (1 1/2%) above the Chase Bank Rate. The rate hereunder for Chase Bank Rate Loans shall be calculated based on a 360-day year. CIT shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

     (b) Notwithstanding any provision to the contrary contained in this Section 6, in the event that the sum of the outstanding Revolving Loans exceeds the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by CIT at the request of the Company (herein "Requested Overadvances"), for any one (1) or more days in any month, or (B) for any other reason whatsoever

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

(herein "Other Overadvances") and such Other Overadvances continue for five (5) or more days in any month, the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

     (c) Upon and after the occurrence of an Event of Default (which is not waived in writing by CIT) and the giving of any required notice by CIT in accordance with the provisions of Section 8, Paragraph 8.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

     6.2 The Company shall reimburse or pay CIT, as the case may be, for: (a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

     6.3 Upon the last Business Day of each month, commencing on February 28, 2003, the Company shall pay to CIT (a) the Line of Credit Fee, and (b) interest on the Collection Days. Interest will be computed at the rate, and in the manner, set forth in Paragraph 6.1 of this Financing Agreement.

     6.4 To induce CIT to enter into this Financing Agreement and to extend to the Company the Revolving Loans, the Company shall pay to CIT a Loan Facility Fee in the amount of $300,000, fully earned and payable upon execution of this Financing Agreement.

     6.5 On the Closing Date, the Company shall pay to CIT the Administrative Management Fee In the amount of $25,000, which shall be deemed fully earned and payable on the Closing Date.

     6.6 The Company shall pay CIT's standard charges and daily fees, which daily fee is $850 per person per day as of the Closing Date, for CIT's personnel used by CIT for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

     6.7 The Company hereby authorizes CIT to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CIT may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at CIT's discretion.

     6.8 In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT's or such participant's capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Company shall pay no later than five (5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT's or such participant's for such reduction. In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 6.11 shall be available to CIT or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this Section 6 and the calculation thereof when delivered to the Company shall be conclusive on the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Company in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Company by CIT or such participant.

     6.9 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

     (a) subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (c) impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement, then, in any case the Company shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CIT or such participant shall certify the amount of such additional cost or reduced amount to the Company and the calculation thereof and such certification shall be conclusive upon the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Company in whole or in part exceed the amount

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

which CIT or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Company by CIT or such participant.

     6.10 The Company may request LIBOR Loans on the following terms and conditions:

     (a) The Company may elect, subsequent to the Closing Date and from time to time thereafter (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving CIT at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Company elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give CIT at least three
(3) Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more. CIT shall be entitled to charge the Company a $500 fee upon the first effective day of any such election for a LIBOR Loan.

     (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Company so notifies CIT, at least three (3) Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Company pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, or three month period. Notwithstanding anything to the contrary contained herein, CIT (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if CIT (and any participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

     (c) The Company may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

     6.11 (a) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus three and one-quarter percent (3 1/4%):

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

     (b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor.

     (c) The Company may not have more than four (4) LIBOR Loans outstanding at any given time.

     6.12 (a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable as of the end of each month.

     (b) CIT shall, at the request of the Company, deliver to the Company a statement showing the quotations given by JPMorgan Chase Bank and the computations used in determining any interest rate pursuant to Paragraph 6.11 of
Section 6 hereof.

     6.13 As further set forth in paragraph 6.9 above, in the event that CIT (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgement (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to: (a) a proposed loan that the Company has requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, CIT shall forthwith give written notice of such determination to the Company at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by CIT, no further LIBOR Loan shall be made nor shall the Company have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

     6.14 If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

     6.15 Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for CIT to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of such month, or within such earlier period as required by law. The Company hereby agrees promptly to pay CIT, upon demand, any additional amounts necessary to compensate CIT for any costs incurred by CIT in making any conversion in accordance with this Section 6 including, but not limited to, any interest or fees payable by CIT to lenders of funds obtained by CIT in order to make or maintain LIBOR Loans hereunder.

     6.16 The Company agrees to indemnify and to hold CIT (including any participant ) harmless from any loss or expense which CIT or such participant may sustain or incur as a consequence of: (a) Default by the Company in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by CIT or such participant to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Company in making a borrowing or conversion after the Company has given a notice in accordance with Paragraph 6.10 of Section 6 hereof; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Company in making any prepayment after the Company had given notice to CIT thereof. The determination by CIT of the amount of any such loss or expense, when set forth in a written notice to the Company, containing CIT's calculations thereof in reasonable detail, shall be conclusive on the Company in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though CIT had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that CIT may fund each of the LIBOR Loans in any manner CIT sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, CIT shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Company (i) initially to the Chase Bank Rate Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default (which is not waived in writing by CIT) or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, CIT may apply all such amounts received by it to the payment of Obligations in such manner and in such order as CIT may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and CIT shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

     6.17 Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to CIT, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including CIT of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), CIT either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of CIT which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if CIT so elects by notice to the Company, the obligation of CIT to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

     6.18 For purposes of this Financing Agreement and Section 6 thereof, any reference to CIT shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 7. Powers

     The Company hereby constitutes CIT, or any person or agent CIT may designate, as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of CIT or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

     (d) To request from customers indebted on Accounts at any time, in the name of the Company, in the name of certified public accountant designated by CIT or in the name of CIT's designee, information concerning the amounts owing on the Accounts;

     (e) To transmit to customers indebted on Accounts notice of CIT's interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the Company's account; and

     (f) To take or bring, in the name of CIT or the Company, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

     Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

SECTION 8. Events of Default and Remedies

     8.1 Notwithstanding anything hereinabove to the contrary, CIT may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

     (a) cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;

     (b)  the failure of the Company to generally meet its debts as they mature;

     (c) (i) the commencement by the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against the Company, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of the Company, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Company shall take action to authorize or effect any of the actions in any such proceeding; or
          (iii) the commencement (x) by Parent or the Company's subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against Parent or the Company's subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Company's subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;

     (d) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) below) or in any other written agreement between the Company or CIT, provided that such Default by the Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CIT's satisfaction for a period of ten (10) days from the date of such breach, provided further that any such Default under or arising from any of the Assignment of Tax Claims by Parent in favor of CIT, the Assignment of Tax Claims by the Company in favor of CIT or the Assignment of Tax Claims by BGF Services, Inc. in favor of CT, each dated as of the date hereof, shall immediately constitute an Event of Default;

     (e) breach by the Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and
          3.4 of Section 3 hereof; Paragraphs 4.3 and 4.4 (other than the first sentence of Paragraph 4.4) of Section 4 hereof; Paragraphs 5.1, 5.5, 5.6, and 5.8 through 5.14 hereof;

     (f) failure of the Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CIT from charging such amounts to the Revolving Loan Account on the due date thereof;

     (g) the Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of CIT, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

     (h) without the prior written consent of CIT and, except as permitted in the Subordination Agreement, the Company shall (x) amend or modify the Subordinated Debt, or (y) make any payment on account of the Subordinated Debt, except to the extent expressly permitted in the definition of "Subordinated Debt" contained in this Agreement;

     (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under the 2009 Indenture or any 2009 Note, or any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of the Company having a principal amount in excess of $250,000;

     (j) (x) any of Philippe Porcher, Phillipe R. Dorier and James R. Henderson ceases for any reason whatsoever to be actively engaged in the management of the Company and the Company has not retained a replacement for such person satisfactory to CIT in its sole discretion, or (y) the stock of (A) the Company presently held (directly or indirectly) by the Parent is transferred or (B) the Parent presently held (directly or indirectly) by Porcher Industries is transferred or (C) Porcher Industries presently held (directly or indirectly) by Robert Porcher is transferred; or

     (k) The Company shall fail to receive by not later than April 30, 2003 not less than $12,000,000 on account of a United States Federal tax refund pursuant to a consolidated amended tax return for such tax years filed by Parent.

     8.2 Upon the occurrence of a Default and/or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in
Section 3 of this Financing Agreement shall be thereafter in CIT's sole discretion and the obligation of CIT to make Revolving Loans, shall cease unless such Default is cured to CIT's satisfaction or Event of Default is waived in writing by CIT, and at the option of CIT upon the occurrence of an Event of Default: (a) all Obligations shall become immediately due and payable; (b) CIT may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 6 of this Financing Agreement, provided that, with respect to this clause "(b)" CIT has given the Company written notice of the Event of Default; provided, however, that no notice is required if the Event of Default is the Event listed in Paragraph 8.1(c) of this Section 8; and
(c) CIT may immediately terminate this Financing Agreement upon notice to the Company; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 8.1(c) of this Section 8, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by CIT. The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.

     8.3 Immediately upon the occurrence of any Event of Default, CIT may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or CIT, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or CIT; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT's sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Company or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CIT shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by CIT pursuant to this paragraph shall not effect commercial reasonableness of the sale. The Company agrees, at the request of CIT, to assemble the Inventory and Equipment and to make it available to CIT at premises of the Company or elsewhere and to make available to CIT the premises and facilities of the Company for the purpose of CIT's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and the Company shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Company hereby indemnifies CIT and holds CIT harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on CIT by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Company, the Company as debtor-in-possession, any secured or unsecured creditors of the Company, any trustee or receiver in bankruptcy, or otherwise), and the Company hereby agrees to so indemnify and hold CIT harmless, absent CIT's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof CIT, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to CIT on the Real Estate shall govern the rights and remedies of CIT thereto.

SECTION 9. Termination

     This Financing Agreement shall terminate as of the Anniversary Date. Notwithstanding the foregoing CIT may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, that, that if the Event of Default is an event listed in Paragraph 8.1(c) of Section 8 of this Financing Agreement, this Financing Agreement shall terminate in accordance with paragraph 8.2 of Section 8. The Company may terminate this Financing Agreement at any time upon thirty (30) days' prior written notice to CIT, provided that, unless such termination and full and final payment of all Obligations occurs on the Anniversary Date, the Company pays to CIT immediately on demand an Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 8 hereof and, pending a final accounting, CIT may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations. All of CIT's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 10. Miscellaneous

     10.1 The Company hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CIT or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     10.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Company and CIT; supersede any prior agreements; can be changed only by a writing signed by both the Company and CIT; and shall bind and benefit the Company and CIT and their respective successors and assigns.

     10.3 In no event shall the Company, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

     10.4 This Financing Agreement may not be assigned by the Company without the prior written consent of CIT. Whenever in this Financing Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the respective successors and permitted assigns of the Company and the successors and assigns of CIT.

     10.5 CIT shall be under no obligation to marshal any assets in favor of the Company or any other person or against or in payment of any or all of the Obligations. To the extent that either the Company makes a payment or payments to CIT or CIT enforces its liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     10.6 CIT shall have the right, without the consent of the Company, to sell interests and participations in or to assign all or any portion of its interest under any or all of the Loan Documents on such terms as CIT and a purchaser of such participation shall determine. However, CIT shall have no obligation to sell interests or any participations in the Loan Documents.

     10.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     10.5 THE COMPANY AND CIT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     10.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from the Company with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Company for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Company from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United

State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

     (A) if to CIT, at:

               The CIT Group/Business Credit, Inc.
               1211 Avenue of the Americas
               New York, New York 10036
               Attn:       Regional Credit Manager
               Fax No.:    212 536-1295

     (B) if to the Company at:

               BGF Industries, Inc.
               3802 Robert Porcher Way
               Greensboro, North Carolina 27410
               Attn:       Chief Financial Officer
               Fax No.:    336 545-7715

With a courtesy copy of any material notice to the Company's counsel at:

               Alston & Bird LLP
               1201 W. Peachtree Street, N.E.
               1 Atlantic Center
               Atlanta, Georgia 30309
               Attn:       Rick Blumen, Esq.
               Fax No.     404 253-8366

provided, however, that the failure of CIT to provide the Company's counsel with a copy of such notice shall not invalidate any notice given to the Company and shall not give the Company any rights, claims or defenses due to the failure of CIT to provide such additional notice.

     10.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at New York, New York, by their proper and duly authorized officers as of the date set forth above.

BGF INDUSTRIES, INC.                        THE CIT GROUP/BUSINESS CREDIT, INC.


By:                                         By:
   ----------------------------
Title:                                      Title:  Vice President
      -------------------------

                       Schedule 1 - Collateral Information

             [To be completed by the Company and Company's counsel]

Exact Company Name in State of Organization:

State of Incorporation or Formation:

Federal Tax I.D. No. and State Organization No.

Chief Executive Office:

Collateral Locations:

                                    EXHIBIT A

                             Permitted Indebtedness

                            [To be completed by BGF]